AMENDMENT NO. 2

                               TO

                     THAT CERTAIN AGREEMENT

                             BETWEEN

                       BARRETT N. WISSMAN

                               AND

                       NOVO NETWORKS, INC.

                       DATED APRIL 4, 2000

          This Amendment No. 2 (this "Amendment") is made and entered into as of January 31, 2003, between Novo Networks, Inc., formerly known as eVentures Group, Inc., a Delaware corporation
(the "Company"), and Barrett N. Wissman ("Wissman").

                      W I T N E S S E T H:

          WHEREAS, the Company and Wissman entered into an agreement as of April 4, 2000, which was amended as of January
10, 2001 (the "Agreement");

          WHEREAS, the Company and Wissman desire to change the nature and terms of the Agreement as set forth in this Amendment;
and

          WHEREAS, the capitalized terms used herein without definition shall have the meaning assigned to such terms in the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1.   Amendment to the Agreement.  Effective as of December 31,
     2002 (the "Effective Date"), the following amendments are made to the Agreement:

     (a) Position. The position of Wissman shall no longer be that of President, but shall instead be that of Chairman of the Board of Directors (the "Board"), a non-employee position. Wissman shall report directly to the Board.

     (b) Status as Independent Contractor. Wissman shall function as an independent contractor and shall no longer be an employee of the Company. As such, Wissman shall no longer be entitled to any of the benefits historically provided by the Company solely as a result of Wissman's status as an employee, except that Wissman shall be permitted to remain on the Company's health insurance plan. Wissman, among other things, shall remain involved in the strategic direction and development of the Company, shall perform such duties as may be necessary or appropriate as Chairman of the Board, and shall engage in such other activities as may reasonably be requested, from time-to-time, by the Board. However, Wissman shall not be required by the Board to devote substantially all of Wissman's business time to the performance of functions for the Company under the Agreement.

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     (c)  Compensation. The compensation of Wissman under
          the Agreement shall consist solely of an annual fee equal to one hundred thousand dollars ($100,000), payable by the Company to Wissman in equal monthly installments and shall be accounted for by the Company as Form 1099 compensation.

     (d) Term. The term of Wissman's service as Chairman of the Board under the Agreement shall be expressly at-will, and may be terminated by either Wissman or the Board, upon the delivery by either party of thirty (30) days prior written notice to the other party.

2. Further Amendments. The Company and Wissman hereby acknowledge that, to the extent that any provisions contained in the Agreement or any other agreements between the Company and Wissman not specifically mentioned herein shall be inconsistent with any provisions contained in this Amendment, the intent of this Amendment is to provide that the Agreement or other agreements be amended to be consistent with this Amendment and that this Amendment shall control and such inconsistent provisions shall be deemed modified by this Amendment. Further, each of the Company and Wissman agrees to provide further assurances that, upon request, any additional document or agreement to give effect to the foregoing modifications to the Agreement will be executed.

3. Assignment. This Amendment shall not be assignable by either Wissman or the Company.

4. Governing Law. This Amendment and the Agreement shall be governed by and construed in accordance with the laws of the State of Texas and without reference to principles of conflict of laws.

5. Miscellaneous. The provisions of this Amendment shall survive the termination of Wissman's services with the Company. This Amendment and the Agreement contain the entire agreement of the parties relating to the subject matter hereof. This Amendment and the Agreement supersede any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. No modification or amendment of this Amendment shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Amendment shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Amendment is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Amendment, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. The titles and headings in this Amendment and the Agreement are inserted for convenience or reference only and shall not be a part of or control or affect the meaning of any provision hereof.


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6.   Counterparts.  This Amendment may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    [Signature Page Follows]









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     IN WITNESS WHEREOF, the parties have duly executed and
delivered this Amendment as of the date first written above.




                      NOVO NETWORKS, INC.,
                      By Order of the Board of Directors




                      By:  /s/ STEVEN W. CAPLE
                         -----------------------------------
                           Steven W. Caple
                         President





                           /s/  BARRETT N. WISSMAN
                         ------------------------------------
                         Barrett N. Wissman